UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 28, 2015

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 28, 2015, ChromaDex, Inc. (“ChromaDex”), a California corporation and wholly owned subsidiary of ChromaDex Corporation (the “Registrant”), a Delaware corporation, entered into an Exclusive Supply Agreement (the “Supply Agreement”) with Healthspan Research, LLC (“Healthspan”), a Delaware limited liability company.

Under the terms of the Supply Agreement, Healthspan agreed to purchase NIAGEN® from ChromaDex and ChromaDex granted to Healthspan worldwide rights for resale of specific dietary supplements containing NIAGEN in certain markets.  The Supply Agreement has an initial term of three years that renews automatically for successive one-year terms unless otherwise terminated.  Either party may terminate the Supply Agreement upon breach by the other party or for other reasons typical of transactions of this nature.

Pursuant to the terms of the Supply Agreement, in exchange for a 4% equity interest in Healthspan, ChromaDex will initially supply NIAGEN® to Healthspan free of charge and thereafter at a fixed price and, in exchange for a 5% equity interest in Healthspan, Chromadex will grant to Healthspan certain exclusive rights to resell NIAGEN® in  certain direct response channels.   Healthspan will pay ChromaDex royalties on the cumulative worldwide net sales of its finished products containing NIAGEN.  The exclusivity rights will remain for so long as Healthspan meets certain minimum purchase requirements.   In the event that, during the initial term, Chromadex terminates the exclusivity rights due to failure to meet the minimum purchase requirements or for any reason other than a material breach of the Supply Agreement by Healthspan, then the 5% equity interest shall be automatically redeemed for a purchase price of $1.00 effective upon the date of termination of the exclusivity rights.

In connection with the foregoing, also on August 28, 2015, Chromadex and Healthspan entered into an interest purchase agreement (the “Purchase Agreement”) and limited liability company agreement (the “LLC Agreement” and, together with the Supply Agreement and the Purchase Agreement, the “Agreements”) pursuant to which Chromadex was issued 9% of the outstanding equity interests of Healthspan.  Rob Fried, a director of the Registrant, is the manager of Healthspan and owns 91% of the outstanding equity interests of Healthspan.  The LLC Agreement contains tag-along rights, drag-along obligations and certain anti-dilution provisions.

The foregoing is a summary of the material terms of the Agreements and does not purport to be complete. You should read the complete Agreements, which shall be attached as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2015 and, when filed, such Agreements shall be incorporated by reference herein. The Registrant will seek confidential treatment for certain terms of the Agreements at the time of filing such Quarterly Report.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 3, 2015

CHROMADEX CORPORATION By: /s/ Frank L. Jaksch Jr. Name: Frank L. Jaksch Jr. Title: Chief Executive Officer